EXHIBIT 31.2

CERTIFICATIONS

I, Anthony W. Adler, certify that:

1.	I have reviewed this report on Form 10-K/A Amendment No. 1 for the fiscal year ended April 30, 2012 of Sparta Commercial Services, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  November 6, 2012

/s/ Anthony W. Adler
Anthony W. Adler
Principal Financial Officer